Exhibit 32.1
Certification of
Chief Executive Officer and Chief Financial Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350
In connection with the report on Form 10-Q of Black Stone Minerals, L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas L. Carter, Jr., Chief Executive Officer of the Partnership, and Evan M. Kiefer, Interim Chief Financial Officer of the Partnership, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: October 31, 2023	/s/ Thomas L. Carter, Jr.
Thomas L. Carter, Jr. Chief Executive Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.

Date: October 31, 2023	/s/ Evan M. Kiefer
Evan M. Kiefer Chief Financial Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.